Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orangekloud Technology Inc.

We hereby consent to the incorporation by reference in this Registration Statement (333-277162) on Form F-1 Amendment No. 7, of our report dated April 19, 2024, relating to the consolidated financial statements of Orangekloud Technology Inc., which is included in this Registration Statement on the Form F-1 Amendment No.4.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

June 24, 2024